EXHIBIT 3 (a)

FILED # C4624-99
MAR 01 1999
IN THE OFFICE OF
Dean Heller
DEAN HELLER SECRETARY OF STATE


                          ARTICLES OF INCORPORATION

                                   OF

                               eClic, Inc.

                       -----------------------------

KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned, for the purpose of forming a corporation under and by virtue of the laws of the State of Nevada, do hereby adopt the following Articles of Incorporation.

1.  Name of Company:

                         eClic, Inc.

2.  Resident Agent:

    The resident agent of the Company is:

    T. J. Jesky
    1801 E. Tropicana, Suite 9
    Las Vegas, NV  89119

3.  Board of Directors:

The company shall initially have two (2) directors. They are: Justine M. Daniels, 4177 N. 81 Street, Scottsdale, AZ 85251 and Skyelan Rose, 7110 W. Indianola, Phoenix, AZ 85033. These individuals shall serve as directors until their successor or successors have been elected and qualified. The number of directors may be increased or decreased by a duly adopted amendment to the By-Laws of the Corporation.

4.  Authorized Shares:

The aggregate number of shares which the Corporation shall have authority to issue shall consist of 20,000,000 shares of Common Stock having a $.001 par value, and 5,000,000 share of Preferred Stock having a $.001 par value. The Common Stock and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common Stock and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution of resolutions.

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5.  Preemptive Rights and Assessment of Shares:

    Holders of Common Stock or Preferred Stock of the Corporation shall not have any preference, preemptive right or right of subscription to acquire shares of the Corporation authorized, issued, or sold, or to be authorized or issued, and convertible into shares of the Corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors in its sole discretion, may determine from time to time.

6.  Directors' and Officers' Liability:

    A director or officer of the Corporation shall not be personally liable to this Corporation or its stockholders for damages from breach of fiduciary duty as director or officer, but this Article shall not eliminate or limit the liability of a director or officer for
(i) acts or omissions which involve international misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of the Article by stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts of omissions prior to such repeal of modification.

7.  Indemnity:

    Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she or a person with whom he or she is a legal representative, is or was a director of the Corporation, or who is serving at the request of the Corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the Corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

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    Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time without respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchased or maintain insurance on behalf of any person who is or was a director or officer.

8.  Amendments:

    Subject at all times to the express provisions of Section 4 on the Assessment of Shares, this Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its By-Laws, in the manner now or hereafter prescribed by statute or the Articles of Incorporation of said By-Laws, and all rights conferred upon shareholders are granted subject to this reservation.

9.  Power of Directors:

    In furtherance, and not in limitation of those powers conferred by statute, the Board of Directors is expressly authorized:

     (a) Subject to the By-Laws, if any adopted by the shareholders, to make, alter or repeal the By-Laws of the corporation;
     (b) To authorize and caused to be executed mortgages and lines, with or without limitations as to amount, upon the real and personal property of the corporation;
     (c) To authorize the guaranty by the Corporation of the securities, evidences of indebtedness and obligations of other persons, corporations or business entities;
     (d) To set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve;
     (e) By resolution adopted by the majority of the whole Board, to designate one or more committees to consist of one or more Directors of the Corporation, which, to the extent provided on the resolution or in the By-Laws of the Corporation, shall have and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have name and names as may be stated in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

    All the corporate powers of the Corporation shall be exercised by the Board of Directors except as otherwise herein or in the By-Laws or by law.

    IN WITNESS WHEREOF, I hereunder set my hand on 12th day of February, 1999, hereby declaring and certifying that the facts stated hereinabove are true.

Signature of Incorporator:

  Name:     Justine M. Daniels
 Address:   4177 N. 81 Street
            Scottsdale, AZ  85251

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Signature:

/s/ Justine M. Daniels
-----------------------
Justine M. Daniels

STATE OF ARIZONA    )
                    )  ss.
County of Maricopa  )

        The foregoing instrument was acknowledged before me this 12th day of February, 1999.

My Commission Expires:  Aug. 14th, 2001

/s/ Katrina M. Zehring
-----------------------------
Katrina M. Zehring
Notary Public


Certificate of Acceptance of Appointment of Resident Agent:

         I, T. J. Jesky, hereby accept appointment as Resident Agent for the above named corporation.

/s/ T. J . Jesky
--------------------------
T. J. Jesky
 Signature of Resident Agent

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March 1, 1999
State of Nevada
Secretary of State
I hereby certify that this is a
true and complete copy of the
document filed in this office.

/s/ Dean Heller
Dean Heller, Secretary of State

By:  /s/ D. Bates
-------------------
D. Bates

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